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                                                               EXHIBIT 10.14

                     [TEAM ENTERTAINMENT GROUP LETTERHEAD]

As of December 31, 1997

Mr. Joseph Cayre
c/o Goodtimes Home Video Corporation
16 East 40th Street
New York, NY 10016

     RE: CONSULTING SERVICES AGREEMENT

Dear Mr. Cayre:

     This agreement is entered into by and between TEAM Communications Group, Inc., doing business as TEAM Entertainment ("TEAM") of 12300 Wilshire Boulevard, Suite 400, Los Angeles, CA 90025 ("TEAM") and Mr. Joseph Cayre ("Consultant").

Whereas TEAM is in the business of producing and distributing television programs; and Consultant is in a similar media related business, and

TEAM desires to retain the services of Consultant as a consultant on various matters, including advice and the benefit of Consultant's experience in distributing television programming in various media; now the parties agree as follows:

1. Term and Scope. As of this date, TEAM hereby engages, and Consultant agrees to be engaged, to provide such various consulting services to TEAM, on a nonexclusive basis, on such schedule as Consultant in his absolute and sole discretion determines, to TEAM as regards the distribution of television programming in various non-broadcast media and ancillary matters related to such marketing and media. Consultant's obligation to provide such services shall terminate on September 30, 1998.

2. Compensation. As a guaranteed minimum compensation for the agreement to be so engaged, Consultant shall be entitled to receive two hundred sixty thousand dollars ($260,000.00).

3. Payment: TEAM shall pay the sum of $260,000.00 to Consultant at the earlier of the completion of the anticipated initial public offering of TEAM's stock, or June 30, 1998.

4. Efforts Required. Consultant shall use reasonable efforts to be available to provide the services for which he is hereby engaged.

5. Waivers. Neither this Agreement nor any term hereof may be changed, waived, amended or terminated orally, but only by written act of both parties (or, in respect of a waiver, the waiving party).


6. Assignment. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and legal representatives but shall not be assignable by any party without the written consent of the other party, which consent shall not be unreasonably withheld.


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Mr. Joseph Cayre
As of December 31, 1997
Page 2


7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which, when taken together, constitute one and the same instrument.

9. Section Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Agreement.


10. Enforceability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.


11. Additional Documents. The parties hereto will at any time after the date hereof sign, execute and deliver or cause others so to do all such powers of attorney, assignments, documents and instruments and do or cause to be done all such other acts and things as may be necessary or proper to carry out the transactions contemplated by this Agreement.

12. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes and cancels any prior agreements, representations, warranties or communications, whether oral or written, among the parties hereto relating to the transactions contemplated hereby or the subject matter herein. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an agreement in writing signed by the party against whom or which the enforcement of such change, waiver, discharge or termination is sought.

Executed as of the date first above written:

TEAM Entertainment


By:  /s/ DREW S. LEVIN
  -------------------------
         Drew S. Levin
         President/CEO


Agreed to and Accepted:


/s/ JOSEPH CAYRE
---------------------------
    Joseph Cayre